EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release
Investor Contact: Lydia Kopylova, (212) 878-1831

MINERALS TECHNOLOGIES DECLARES QUARTERLY DIVIDEND

NEW YORK, January 22, 2025 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today declared a regular quarterly dividend of $0.11 (eleven cents) per share on the outstanding common stock of the Company, payable on March 7, 2025, to stockholders of record at the close of business on February 14, 2025.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.2 billion in 2023. For further information, please visit our website at www.mineralstech.com.

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